EXHIBIT 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, each of the parties to this Joint Filing Agreement (this “Agreement”) agrees that the statement on Schedule 13G with respect to the common stock issued by Surebeam Corp., to which this Agreement is attached as an Exhibit, is filed on behalf of each such party and that any amendments to the attached Schedule 13G will likewise be filed on behalf of each such party.

IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be executed on February 9, 2004.

RAM TRADING, LTD.

By:	Ritchie Capital Management, L.L.C., its
Investment Manager

	By:	/s/ A.R. Thane Ritchie
	Name:	A.R. Thane Ritchie
	Title:	Chief Executive Officer

RITCHIE CAPITAL MANAGEMENT, L.L.C.

By:	/s/ A.R. Thane Ritchie
	Name:	A.R. Thane Ritchie
	Title:	Chief Executive Officer

RAM CAPITAL, L.L.C.

By:	Ritchie Capital Management, L.L.C., its Investment Manager

	By:	/s/ A.R. Thane Ritchie
	Name:	A.R. Thane Ritchie
	Title:	Chief Executive Officer

RAM CAPITAL INVESTMENTS, LTD.

By:	Ritchie Capital Management, L.L.C., its
Investment Manager

	By:	/s/ A.R. Thane Ritchie
	Name:	A.R. Thane Ritchie
	Title:	Chief Executive Officer

THR, INC.

By:	/s/ A.R. Thane Ritchie
	Name:	A.R. Thane Ritchie
	Title:	Chief Executive Officer

/s/ A.R. Thane Ritchie
A.R. Thane Ritchie

RITCHIE MAPLE TRADING, LTD.

By:	Ritchie Capital Management, L.L.C., its Investment Manager

	By:	/s/ A.R. Thane Ritchie
	Name:	A.R. Thane Ritchie
	Title:	Chief Executive Officer

RITCHIE OPPORTUNISTIC TRADING LTD.

By:	Ritchie Capital Management, L.L.C., its
Investment Manager

	By:	/s/ A.R. Thane Ritchie
	Name:	A.R. Thane Ritchie
	Title:	Chief Executive Officer